CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002
                    (SUBSECTIONS (a) AND (b) OF SECTION 1350,
                  CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

     In connection with the attached Report of Man-Glenwood Lexington TEI, LLC (the "Registrant") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Registrant do hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated: May 31, 2004

By:      /s/ John B. Rowsell
         ---------------------------
         John B. Rowsell
         Principal Executive Officer



Dated: May 31, 2004

By:      /s/ Alicia B. Derrah
         ---------------------------
         Alicia Derrah
         Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.